ANAVEX LIFE SCIENCES CORP.
CONSOLIDATED BALANCE SHEETS

ASSETS
	May 8,	September 30,
	2015	2014
Current
Cash	$6,746,263	$7,262,138
Prepaid expenses	31,445	89,117
Total current assets	6,777,708	7,351,255
Equipment	1,749	2,247
Total assets	$6,779,457	$7,353,502

LIABILITIES AND STOCKHOLDERS' EQUITY
Current
Accounts payable and accrued liabilities	$697,314	$1,249,084
Promissory notes payable	90,412	192,065
Total current liabilities	787,726	1,441,149
Non-interest bearing liabilities	59,241	5,719,727
Total liabilities	846,967	7,160,876
Common stock	77,545	47,201
Additional paid-in capital	62,476,407	52,078,750
Common stock to be issued	610,000	640,000
Accumulated deficit	(57,231,462)	(52,573,325)
Total stockholders' equity	5,932,490	192,626
Total liabilities and stockholders' equity	$6,779,457	$7,353,502